UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 30, 2002

ENDOCARE, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE	0-27212	33-0618093

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Technology Drive
Irvine, California 92618

(Address of Principal Executive Offices)(Zip Code)

(949) 450-5400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 2.2
Exhibit 10.2

Item 5. Other Events.

     On September 30, 2002, Endocare, Inc. (the “Company”) consummated the acquisition of the mobile prostate treatment businesses (the “Businesses”) of U.S. Medical Development, Inc., a privately held urology services company based in Dallas, Texas, and U.S.M.D., Ltd. and U.S.M.D. I, L.L.C., two affiliates of U.S. Medical Development, Inc. (collectively, the “USMD Entities”). In connection with the consummation of the transaction, the Company and the USMD Entities signed an amendment to the Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated August 12, 2002 (the “Purchase Agreement”)(the Purchase Agreement, as amended, hereinafter the “Amended Purchase Agreement”).

     During the course of negotiations in July 2002, the Company loaned U.S. Medical Development, Inc. $6.8 million, bearing interest at the prime rate plus one percent and fully secured by partnership, limited liability membership and other equity ownership interests in the Businesses. The loan, evidenced by a promissory note dated July 15, 2002 (the “Note”), was to be credited against the final purchase price paid by the Company for the Businesses. In connection with the consummation of the transaction, the Company and U.S. Medical Development, Inc. amended and restated the Note (hereinafter the “Restated Note”) to extend the maturity date to March 30, 2006, unless the principal and accrued interest are earlier forgiven in accordance with the terms of the Amended Purchase Agreement, and to provide that the indebtedness evidenced by the Restated Note would be full recourse, unsecured debt.

     Pursuant to the terms of the Amended Purchase Agreement, the entire principal balance on the Restated Note, together with the $900,000 earnest money previously paid by the Company to U.S. Medical Development, Inc. in accordance with the letter of intent by and between the parties executed on April 8, 2002 (collectively, the “USMD Indebtedness”), and any accrued but unpaid interest on the USMD Indebtedness, shall be forgiven upon the achievement by the Businesses during the period commencing on October 1, 2002 and ending on December 31, 2005 (the “Forgiveness Period”) of $12 million of gross revenues. Within ninety days following each of three measurement periods during the Forgiveness Period, the Company shall forgive an amount of the USMD Indebtedness equal to the product obtained by multiplying the amount of gross revenues achieved by the Businesses during each such measurement period by 0.641666666. For any amount of the USMD Indebtedness forgiven by the Company during the Forgiveness Period, the Company shall also forgive all accrued and unpaid interest on such USMD Indebtedness amount. Any and all amounts of principal and accrued but unpaid interest of the USMD Indebtedness outstanding at the end of the Forgiveness Period shall be paid to the Company by U.S. Medical Development, Inc.

     In connection with the acquisition of the Businesses and in accordance with the terms of the Amended Purchase Agreement, the Company paid an aggregate consideration of $11,210,000 in cash, assumption of debt and forgiveness of debt (assuming that such forgiveness will, in fact, occur pursuant to the terms of the Restated Note and the Amended Purchase Agreement). The Company funded the acquisition from its working capital. The consideration for and the other terms and conditions of the transaction were determined by arms-length negotiations between the Company and the USMD Entities.

     The description of the transaction set forth above is qualified in its entirety by reference to the Purchase Agreement, the Note and related documents filed as exhibits to the current report filed on August 16, 2002 and the Amended Purchase Agreement and Restated Note attached as Exhibits 2.2 and 10.2 hereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

2.1	(1)	Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated as of August 12, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc., U.S.M.D., Ltd. and U.S.M.D. I, L.L.C. (the “Purchase Agreement”). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted

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		in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.
2.2		Amendment No. 1 to Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated as of September 30, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc., U.S.M.D., Ltd. and U.S.M.D. I, L.L.C.
10.1	(1)	Promissory Note, dated July 15, 2002, issued by U.S. Medical Development, Inc. to Endocare, Inc.
10.2		First Amended and Restated Promissory Note, dated September 30, 2002, issued by U.S. Medical Development, Inc. to Endocare, Inc.

(1)	Previously filed as an Exhibit to the Form 8-K filed with the Securities and Exchange Commission on August 16, 2002, and incorporated herein by reference.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

ENDOCARE, INC

Date: October 15, 2002	/s/ JOHN V. CRACCHIOLO

	By:	John V. Cracchiolo, Chief Operating Officer and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

2.1(1)	Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated as of August 12, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc., U.S.M.D., Ltd. and U.S.M.D. I, L.L.C. (the “Purchase Agreement”). Certain schedules and exhibits referenced in the Purchase Agreement have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the Securities and Exchange Commission upon request.
2.2	Amendment No. 1 to Partnership and Limited Liability Company Membership Interest Purchase Agreement, dated as of September 30, 2002, by and among Endocare, Inc. and U.S. Medical Development, Inc., U.S.M.D., Ltd. and U.S.M.D. I, L.L.C.
10.1(1)	Promissory Note, dated July 15, 2002, issued by U.S. Medical Development, Inc. to Endocare, Inc.
10.2	First Amended and Restated Promissory Note, dated September 30, 2002, issued by U.S. Medical Development, Inc. to Endocare, Inc.

(1)	Previously filed as an Exhibit to the Form 8-K filed with the Securities and Exchange Commission on August 16, 2002, and incorporated herein by reference.